UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

Apple REIT Six, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)		000-51270 (Commission File Number)		20-0620523 (I.R.S. Employer Identification Number)

	814 East Main Street, Richmond, VA (Address of principal executive offices)		23219 (Zip Code)

(804) 344-8121 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 8.01 of Form 8-K.

Item 8.01. Other Events.

The Company under the guidance of its Board of Directors, has engaged Eastdil Secured, as the Company’s exclusive financial advisor to assist it in reviewing and evaluating various strategic alternatives, including a possible sale, merger or listing of the Company. The Company cannot provide assurance that it will complete any of these strategic alternatives. The Company does not expect to announce or comment on developments with respect to this exploration of strategic alternatives until the Board of Directors has approved a specific alternative or has other reason to comment.

Eastdil Secured is the trade name for real estate investment banking services of Wells Fargo Securities, LLC. Financial advisory services provided to the Company through Wells Fargo Securities, LLC, member FINRA/SIPC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight

Glade M. Knight, Chief Executive Officer

November 30, 2010